Exhibit 8.2
[Letterhead of Latham & Watkins LLP]
November 18, 2009
Linkage Technologies International Holdings Limited
No. 16 Building, No. 12 Dinghuaimen
Nanjing 210013, People’s Republic of China

Re:	Linkage Technologies International Holdings Limited
Ladies and Gentlemen:
     We have acted as special United States counsel to Linkage Technologies International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) in connection with the issuance and sale by the Company of American Depositary Shares (“ADSs”), which represent ordinary shares, par value $0.01 per share (“Ordinary Shares”), of the Company, pursuant to a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2009 (as so filed and as amended, together with the additional registration statement relating to the Ordinary Shares filed with the Commission pursuant to Rule 462(b) under the Act, the “Registration Statement”)
     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquires as we have deemed necessary or appropriate. We have not independently verified such factual matters.
     Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation—United States Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the ADSs or Ordinary Shares.
     We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.
     This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires ADSs), without our prior written consent, which may be granted or withheld in our sole discretion. However, this opinion may be relied upon by persons, including investors in the ADSs and Ordinary Shares, entitled to rely on it pursuant to applicable provisions of federal securities law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Latham & Watkins LLP
Latham & Watkins LLP